UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2009 (October 28, 2009)

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31369 (Commission File Number)	65-1051192 (IRS Employer Identification No.)

505 Fifth Avenue
New York, New York 10017
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 771-0505
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     CIT Financial Ltd. (“CFL”), a wholly owned subsidiary of CIT Group Inc. (the “Company”), has reached an agreement to amend its $3 billion securities-based financing facility (the “GSI Facility”) with Goldman Sachs International (“GSI”). Pursuant to the amendment, the commitment amount of the GSI Facility has been reduced to $2.125 billion, effectively eliminating the currently unused portion of the facility, and CFL has agreed to post additional collateral to secure amounts due to GSI under the GSI Facility. In connection with the reduction of the commitment amount of the GSI Facility, CFL made a payment of approximately $285 million representing the proportional termination fee payment to GSI as required for any such reduction under the original terms of the GSI Facility. CFL has initially posted additional collateral in the amount of $250 million, which amount will fluctuate over time pursuant to the terms of the amendment. In consideration of these amendments to the GSI Facility, and subject to certain additional terms, GSI has agreed to forbear from exercising its right to terminate the GSI Facility to the extent that such right arises from a bankruptcy of CIT, which guarantees the obligations of CFL under the GSI Facility. The forbearance agreement is subject to specified limitations as to the nature and duration of the bankruptcy proceedings affecting CIT and continued compliance by CFL with the other terms of the GSI Facility, and during any bankruptcy proceedings additional financing may not be obtained under the GSI Facility. No amendment fee was paid to GSI under the terms of the amendment. All other material terms of the GSI Facility remain unchanged, including the facility fee in the amount of 285 basis points.
     The information set forth below under “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.
Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On October 28, 2009, the Company and certain of its subsidiaries amended and restated their existing $3 billion senior secured term loan facility (the “Original Credit Facility”) to expand the commitments thereunder by an incremental $4.5 billion (the “Expansion Credit Facility”). The Expansion Credit Facility is secured by substantially the same assets as the Original Credit Facility, plus any additional collateral which becomes available as a result of the Company’s repayment of certain refinanced indebtedness.
     The Expansion Credit Facility provided additional commitments for multiple-draw senior secured term loans in an aggregate principal amount not to exceed $4.5 billion. The full $4.5 billion of term loans were borrowed on October 28, 2009 and were used, or are expected to be used, (i) for general corporate purposes in an aggregate principal amount of up to $500 million; (ii) to cash collateralize obligations in respect of letters of credit having a face amount of up to $500 million issued under existing and new facilities for the benefit of the Company and its subsidiaries; (iii) to refinance an existing trade receivables conduit facility and to fund the trade finance business; (iv) to refinance an existing commercial loan secured credit facility; (v) to refinance indebtedness and obligations under aircraft financings or railcar leases; and (vi) to pay a make-whole and other payments pursuant to an amendment of the GSI Facility.
     The Expansion Credit Facility is subject to certain covenant restrictions, including the elimination of the Company and its subsidiaries’ ability to invest in certain subsidiaries, and permits the addition of certain borrowers and the refinancing of certain existing indebtedness of the Company and its subsidiaries upon the release or repurchase of collateral securing such refinanced debt, which may include, but shall not be limited to (i) trade receivables, proceeds, collections and documents related thereto, and related equipment and accounts; (ii) asset-based securities that are backed predominantly by aircraft leases, railcar leases, other equipment loans or leases, student loans, commercial loans (including but not limited to collateralized loan obligations), vendor finance obligations and trade finance obligations; (iii) commercial loan assets and related documents; (iv) aircraft and related rights and documents, including lease rights; and (v) railcars and underlying subleases subject to head leases. The documentation for the Expansion Credit Facility also provides for the succession of Bank of America, N.A. as administrative agent and collateral agent under the Expansion Credit Facility.
     The new Expansion Credit Facility term loans mature in January 2012, with an option to extend maturity until January 2013, and bear interest at LIBOR plus 7.5%, with a 2% LIBOR floor, payable monthly. The Expansion

Credit Facility provides for (i) commitment fees of 2.5% of the commitment amount, payable upon signing, and 2.5% of the drawn amount, payable upon the funding date, and (ii) a 2% call premium during the first year of the facility. The Expansion Credit Facility is subject to a fair value coverage covenant of 2.5x the outstanding loan balance tested quarterly and upon the financing, disposition or release of certain collateral. Additionally, the Expansion Credit Facility amends certain covenants and related defined terms, and includes cash sweep provisions, which are substantially similar to the terms of the “Description of New Notes” set forth in the Amended Offering Memorandum, Disclosure Statement and Solicitation of Acceptances of a Prepackaged Plan of Reorganization dated October 16, 2009 (as supplemented by Supplement No. 1 thereto dated October 23, 2009, and any further supplements thereto).
Section 8 — Other Events
Item 8.01 Other Events.
     The Company issued a press release on October 28, 2009 announcing an accelerated process for appointing new directors in connection with its proposed prepackaged plan of reorganization. Exhibit 99.1 hereto contains a copy of the press release and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit
Number	Description
99.1	Press Release dated October 28, 2009.
Forward-Looking Statement
     This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 29, 2009

CIT GROUP INC.
By:	/s/ Joseph M. Leone
	Name:	Joseph M. Leone
	Title:	Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release dated October 28, 2009.